UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders
At the 2016 Annual Meeting of Shareholders of Northern Oil and Gas, Inc. (the “Company”) held on May 26, 2016, the shareholders voted on the following:
Proposal One - Election of Directors
The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Michael Reger	44,355,868	354,242	11,973,579
Lisa Bromiley	43,626,918	1,083,192	11,973,579
Robert Grabb	44,352,255	357,855	11,973,579
Delos Cy Jamison	44,354,942	355,168	11,973,579
Jack King	43,605,703	1,104,407	11,973,579
Richard Weber	43,624,013	1,086,097	11,973,579
Proposal Two - Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016
The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, based on the votes listed below:

For	Against	Abstain
56,443,493	182,170	58,026
Proposal Three - Approve an Amendment to the Articles of Incorporation
The shareholders approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, based on the votes listed below:

For	Against	Abstain
48,919,240	7,311,406	453,043
Proposal Four - Approve an Amendment to the 2013 Incentive Plan
The shareholders approved an amendment to add shares to the 2013 Incentive Plan, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
43,367,387	1,245,751	96,972	11,973,579

Proposal Five - Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers
The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the 2016 Annual Meeting of Shareholders, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
29,865,709	14,707,031	137,370	11,973,579
The above proposals submitted to vote of security holders at the 2016 Annual Meeting of Shareholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary